                  GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                      THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                         SEPTEMBER 30,
                                                             ---------------------------------       ------------------------------
                                                                  1996                1995                1996             1995
                                                             ------------         ------------       ------------      ------------
Common stock outstanding at beginning
of period                                                      6,448,440               1,636           6,448,440             1,636

Exercise of warrant                                              197,079                                 197,079

Issuance of Common Stock from Merger
  with Kelly Russell Studios, Inc.                             2,041,189                               2,041,189

Issuance of Common Stock from Private
  Placement                                                    4,324,239                               4,324,239
                                                             ------------         ------------       ------------      ------------
Common stock outstanding at end
  of period                                                   13,010,947               1,636          13,010,947             1,636
                                                             ------------         ------------       ------------      ------------
                                                             ------------         ------------       ------------      ------------
Weighted average shares outstanding
  during the period assuming exercise
  of warrants                                                  8,782,430           6,645,157           7,217,887         6,645,157

Shares assumed outstanding approximating
  the number of shares sold (at the net
  offering proceeds per share of $1.20 and
  and $1.26 per share) to fund the
  S Corporation distribution                                   1,287,380           1,393,550           1,726,417         1,393,550

Shares assumed to be repurchased under
  the treasury stock method at a fair market
  value per share of $1.00 for the three and
  nine months ended September 30, 1995                                                (2,500)                               (2,500)
                                                             ------------         ------------       ------------      ------------
Total                                                         10,069,810           8,036,207           8,944,304         8,036,207
                                                             ------------         ------------       ------------      ------------
                                                             ------------         ------------       ------------      ------------
Pro forma net income (loss) data:
Income (loss) before income taxes                            ($2,038,620)           ($95,666)        ($2,878,277)         $581,279
Pro forma (benefit) provision for income
  taxes                                                         (189,875)            (19,133)           (575,655)          116,256
Minority interest in (income) loss of
  subsidiary                                                     114,761            (111,697)            208,487           (64,442)
                                                             ------------         ------------       ------------      ------------
            Pro forma net income (loss)                      ($1,733,984)          ($188,230)        ($2,094,135)         $400,581
                                                             ------------         ------------       ------------      ------------
                                                             ------------         ------------       ------------      ------------
Pro forma net income (loss) per share:
Income (loss) from operations                                     ($0.18)             ($0.01)             ($0.26)            $0.06
Minority interest in (income) loss of
  subsidiaries                                                      0.02               (0.01)               0.03             (0.01)
                                                             ------------         ------------       ------------      ------------
            Pro forma net income (loss)                           ($0.17)             ($0.02)             ($0.23)            $0.05
                                                             ------------         ------------       ------------      ------------
                                                             ------------         ------------       ------------      ------------
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                                              EXHIBIT 11.1

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